EXHIBIT 12.1

                               RJR NABISCO, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

                                                                                 THREE MONTHS
                                                                                    ENDED
                                                                                MARCH 31, 1996
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Earnings before fixed charges:
  Net income.................................................................        $214
  Provision for income taxes.................................................         171
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  Income before income taxes.................................................         385
  Interest and debt expense..................................................         210
  Interest portion of rental expense.........................................          14
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Earnings before fixed charges................................................        $609
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Fixed charges:
  Interest and debt expense..................................................        $210
  Interest portion of rental expense.........................................          14
  Capitalized interest.......................................................           2
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    Total fixed charges......................................................        $226
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Ratio of earnings to fixed charges...........................................         2.7
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